Exhibit 99.1

Golden Minerals Company Announces New Management Appointments and Resignation of Mr. Pablo Castanos

DENVER, CO - /BUSINESS NEWS WIRE/ - October 1, 2026 – Golden Minerals Company (“Golden Minerals,” “Golden” or the “Company”) (OTCQB: AUMN and TSX: AUMN) is pleased to announce that effective today, Mr. Keith Laskowski has been appointed to the position of Executive Vice President of Exploration and Ms. Barbara Henderson has been appointed to the position of Corporate Secretary. Both Mr. Laskowski and Ms. Henderson have been hired on a consulting basis.

Keith Laskowski is an Economic and Mining Geologist with over 45 years of experience in exploration, mining, and financial analysis and is the owner of Yellowstone Geological Services LLC. Since 2012, he has focused on the economic evaluation of investment and financing opportunities for Sandstorm Gold Royalties (now part of Royal Gold) and International Finance Corporation (part of the World Bank). Prior to that, he held senior executive positions in a number of junior mining companies, including Gallant Minerals Ltd, Estrella Gold Corp, Northern Canadian Uranium Corp. and Solomon Gold Corp. He directed exploration for Eurasian Minerals in Haiti and started his career with 17 years at Newmont Mining Corp. Keith holds a MSc in Geology from the Colorado School of Mines (1987) and has been a registered Qualified Person with the Mining and Metallurgical Society of America since 2006.

Barbara Henderson is a mining governance and communications leader with 35 years’ public company experience establishing industry-leading corporate governance frameworks, delivering comprehensive and resonant corporate communications, and contributing to strategic planning for mineral exploration, development and operating companies. Barbara holds a B.Sc. in Earth Sciences from the University of Waterloo, an M.Sc. degree in Economic Geology from the University of Alberta, is a long-standing member of the Canadian Investor Relations Institute and is a registered Professional Geologist.

As announced by the Company on September 4, 2026, Mr. David Watkins, a director of the Company, has today assumed the role of President and CEO following the resignation of Mr. Pablo Castanos from his positions of President and CEO and Director of the Company, effective September 30, 2026.

Mr. Jeffrey Clevenger, Chairman of the Board of Golden Minerals, stated, “The board of directors sincerely thanks Mr. Castanos for his service and for his substantial improvements to the Company’s financial position, and wishes him success in his future endeavors. We welcome Mr. Watkins, Mr. Laskowski and Ms. Henderson to their respective roles. Mr. Watkins’ history at Golden and previous senior executive positions across the spectrum of exploration and mining companies will provide hands-on experience in his role as CEO. Mr. Laskowski’s wealth of exploration expertise and world-wide field experience will be invaluable in guiding Golden’s project strategy and advancement, and along with Ms. Henderson’s governance, regulatory and communications experience, will help Golden position itself for future growth and success.”

1312 17th STREET, UNIT 2136, DENVER, COLORADO 80202 - Main (303) 839-5060

www.GoldenMinerals.com

About Golden Minerals

Golden Minerals is a precious metals exploration company holding a 67% majority control in the Desierto 1 & 2 concessions and a 51% joint venture interest in the Sarita Este concession, each adjacent to the gold-silver-copper Taca Taca project owned by First Quantum Minerals located in northwest Salta Province, Argentina. Golden Minerals also holds a 60% interest in Sand Canyon, an exploration-stage gold-silver project in northwestern Nevada.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and forward-looking information with the meaning of applicable Canadian securities legislation (collectively, “forward-looking statements”), including statements regarding the expected contributions of the management appointees announced herein. Readers are cautioned that these forward-looking statements are subject to risks and uncertainties, including the risk that management’s contributions to the Company’s outcomes may not occur as, or to the degree, expected. Golden Minerals assumes no obligation to update this information. Additional risks relating to Golden Minerals may be found in the periodic and current reports filed with the U.S. Securities and Exchange Commission by Golden Minerals and under the Company’s profile on SEDAR+ at www.sedarplus.ca, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

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For additional information, please visit http://www.goldenminerals.com/ or contact:

Golden Minerals Company (303) 839-5060

1312 17th STREET, UNIT 2136, DENVER, COLORADO 80202 - Main (303) 839-5060

www.GoldenMinerals.com